AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 2013

Registration Statement No. 333-34553

Registration Statement No. 333-81917

Registration Statement No. 333-108511

Registration Statement No. 333-119948

Registration Statement No. 333-123416

Registration Statement No. 333-123417

Registration Statement No. 333-123418

Registration Statement No. 333-131330

Registration Statement No. 333-138090

Registration Statement No. 333-153326

Registration Statement No. 333-167782

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-34553

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-81917

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-108511

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-119948

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-123416

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-123417

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-123418

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-131330

Post-Effective Amendment No. 2 to Form S-4 Registration Statement No. 333-138090

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-153326

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-167782

UNDER

THE SECURITIES ACT OF 1933

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	52-0845861
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of Principal Executive Offices)	(Zip Code)

Smithfield Foods, Inc. 1992 Stock Incentive Plan

Patrick Cudahy Incorporated Hourly 401(K) Retirement Plan

Smithfield Foods, Inc. 1998 Stock Incentive Plan

Smithfield Foods, Inc. 2004 Non-Employee Director Deferral Plan

Smithfield Foods, Inc. Bargaining 401(k) Plan

Smithfield Foods, Inc. 401(k) Plan

John Morrell & Co. Salaried Employees Incentive Savings Plan

Smithfield Foods, Inc. 2005 Non-Employee Directors Stock Incentive Plan

PSF Group Holdings, Inc. 1999 Equity Incentive Plan

Premium Standard Farms, Inc. 2005 Long Term Incentive Plan

Smithfield Foods, Inc. 2008 Incentive Compensation Plan, as amended

(Full titles of the plans)

Michael H. Cole, Esq.

Vice President, Chief Legal Officer and Secretary

Smithfield Foods, Inc.

200 Commerce Street

Smithfield, VA 23430

(Name and address of agent for service)

(757) 365-3030

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of Smithfield Foods, Inc., a Virginia corporation (the “Company”), on Form S-8 (collectively, the “Registration Statements”):

1.	Registration Statement No. 333-34553, registering 1,250,000 shares of Company common stock, par value $0.50 per share (“Common Stock”), with associated Rights to Purchase Series A Junior Participating Preferred Stock, par value $1.00 per share (“Rights”), under the Company’s 1992 Stock Incentive Plan, as previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 28, 1997;

2.	Registration Statement No. 333-81917, registering 30,888 shares of Common Stock under the Patrick Cudahy Incorporated Hourly 401(K) Retirement Plan, as previously filed with the SEC on June 30, 1999;

3.	Registration Statement No. 333-108511, registering 6,000,000 shares of Common Stock with associated Rights under the Company’s 1998 Stock Incentive Plan, as previously filed with the SEC on September 4, 2003;

4.	Registration Statement No. 333-119948, registering (a) $4,905,000 in deferred compensation obligations to pay deferred compensation in accordance with the terms of the Company’s 2004 Non-Employee Director Deferral Plan (the “2004 Plan”) and (b) 100,000 shares of Common Stock with associated Rights under the 2004 Plan, as previously filed with the SEC on October 25, 2004;

5.	Registration Statement No. 333-123416, registering 1,000,000 shares of Common Stock with associated Rights under the Company’s Bargaining 401(k) Plan, as previously filed with the SEC on March 18, 2005;

6.	Registration Statement No. 333-123417, registering 2,000,000 shares of Common Stock with associated Rights under the Company’s 401(k) Plan, as previously filed with the SEC on March 18, 2005;

7.	Registration Statement No. 333-123418, registering 1,000,000 shares of Common Stock with associated Rights under the John Morrell & Co. Salaried Employees Incentive Savings Plan, as previously filed with the SEC on March 18, 2005;

8.	Registration Statement No. 333-131330, registering (a) $16,635,000 in deferred compensation obligations to pay deferred compensation in accordance with the terms of the Company’s 2005 Non-Employee Directors Stock Incentive Plan (the “2005 Plan”) and (b) 300,000 shares of Common Stock with associated Rights under the 2005 Plan, as previously filed with the SEC on January 27, 2006;

9.	Registration Statement No. 333-138090, registering (a) 259,800 shares of Common Stock, issuable upon the exercise of options granted pursuant to the terms of the Premium Standard Farms, Inc. 2005 Long Term Incentive Plan, and (b) 59,534 shares of Common Stock, issuable upon exercise of options granted pursuant to the terms of PSF Group Holdings, Inc. 1999 Equity Incentive Plan, as previously filed with the SEC on January 22, 2007 (as amended on May 11, 2007);

10.	Registration Statement No. 333-153326, registering (a) $45,000,000 in deferred compensation obligations to pay deferred compensation in accordance with the terms of the Company’s 2008 Incentive Compensation Plan (the “2008 Plan”) and (b) 2,000,000 shares of Common Stock with associated Rights under the 2008 Plan, as previously filed with the SEC on September 4, 2008 (as amended on August 13, 2009); and

11.	Registration Statement No. 333-167782, registering 8,000,000 shares of Common Stock with associated Rights under the 2008 Plan, as amended, as previously filed with the SEC on June 25, 2010.

On September 26, 2013, pursuant to an Agreement and Plan of Merger, dated as of May 28, 2013, by and among the Company, Shuanghui International Holdings Limited, a corporation formed under the laws of the Cayman Islands (“Parent”), and Sun Merger Sub, Inc., a Virginia corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any.

This Post-Effective Amendment to the Registration Statements is being filed solely for the purpose of deregistering any and all securities previously registered under the Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Williamsburg, Commonwealth of Virginia, on September 26, 2013.

SMITHFIELD FOODS, INC.

By:	/s/ C. Larry Pope
C. Larry Pope
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Wan Long Wan Long	Chairman of the Board and Director	September 26, 2013

/s/ C. Larry Pope C. Larry Pope	President, Chief Executive Officer and Director (Principal Executive Officer)	September 26, 2013

/s/ Robert W. Manly, IV Robert W. Manly, IV	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 26, 2013

/s/ Kenneth M. Sullivan Kenneth M. Sullivan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	September 26, 2013

/s/ Yang Zhijun Yang Zhijun	Director	September 26, 2013

/s/ Jiao Shuge Jiao Shuge	Director	September 26, 2013